UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2021

ATLANTIC COASTAL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40158	85-4178663
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6 St Johns Lane, Floor 5 New York, New York	10013
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 (248) 890-7200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-third of one redeemable warrant	ACAHU	The Nasdaq Stock Market LLC
Shares of Class A common stock included as part of the units	ACAH	The Nasdaq Stock Market LLC
Warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	ACAHW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

General

On November 30, 2021, Atlantic Coastal Acquisition Corp., a Delaware corporation (“ACAH”), Alpha Merger Sub 1, Inc., a Delaware corporation (“Merger Sub”), and Essentium, Inc., a Delaware corporation (the “Company”), entered into a business combination agreement (the “Business Combination Agreement”). The terms of the Business Combination Agreement, which contains customary representations and warranties, covenants, closing conditions, termination provisions and other terms relating to the Merger (defined below) and the other transactions contemplated thereby, are summarized below. Capitalized terms used in this Current Report on Form 8-K but not otherwise defined herein have the meanings given to them in the Business Combination Agreement.

The Business Combination Agreement

Structure of the Transaction

Pursuant to the Business Combination Agreement, on the Closing Date (as defined in the Business Combination Agreement), Merger Sub, a newly formed, wholly-owned direct subsidiary of ACAH, will be merged with and into the Company (the “Business Combination,” together with the other transactions related thereto, the “Proposed Transactions”), with the Company surviving the Business Combination as a wholly-owned direct subsidiary of ACAH.

Conversion of Securities

Immediately prior to the effective time of the Business Combination (the “Effective Time”), the Company will cause (i) all outstanding Company convertible notes to be converted into Company Preferred Shares, (ii) all outstanding Company warrants to acquire equity securities of the Company, excluding the Company warrant issued to Silicon Valley Bank, to be converted into a number of shares of Company Preferred Shares and (iii) each Company Preferred Share (including those shares resulting from the convertible notes conversion and warrant conversion) that is issued and outstanding immediately prior to the Effective Time to be converted into one share of Company Common Share.

At the Effective Time, by virtue of the Business Combination and without any action on the part of ACAH, Merger Sub, the Company or the holders of any of the Company’s securities:

(i)

All Company Common Shares issued and outstanding immediately prior to the Effective Time will be canceled and converted into the right to receive the number of newly issued ACAH Class A Common Stock (as defined below) (the “ACAH New Common Shares”) based on the Exchange Ratio (as defined in the Business Combination Agreement);

(ii)

All Company Common Shares and Company Preferred Shares held in the treasury of the Company will be canceled without any conversion thereof and no payment or distribution will be made with respect thereto;

(iii)

Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Company; and

(iv)

Each Company option that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be converted into an option to purchase a number of ACAH New Common Shares (such option, an “Exchanged Option”) equal to the product (rounded down to the nearest whole number) of (i) the number of Company Common Shares subject to such Company option immediately prior to the Effective Time and (ii) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per share of such Company option immediately prior to the Effective Time divided by (B) Exchange Ratio. Except as specifically provided in the Business Combination Agreement, following the Effective Time, each Exchanged Option will continue to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding former Company option immediately prior to the Effective Time; and

(v)

The Company warrant issued to Silicon Valley Bank, to the extent outstanding immediately and not exercised prior to the Effective Time, will be converted into a warrant to purchase a number of ACAH New Common Shares (such warrant, an “Exchanged Warrant”) exercisable on the terms and conditions set forth in such Company warrant for the portion of the Aggregate Share Consideration which such holder would have received if it had exercised such Company warrant immediately prior to the Effective Time (after giving effect to the convertible notes conversion, warrant conversion, and Company Preferred Share conversion.

Earnout

During Earnout Period, the Earn-Out Pre-Closing Company Shareholders will be entitled to receive Earnout Shares or Earnout RSUs, as applicable, promptly after the occurrence of a Triggering Event in accordance with their respective Earnout Pro Rata Shares. The Earnout Shares and Earnout RSUs will vest in two equal tranches based on the volume-weighted price per ACAH New Common Share for at least 20 trading days in any 30-day trading period during the Earnout Period equaling or exceeding $15.00 or $20.00.

Proxy Statement

As promptly as reasonably practicable, after the date of the Business Combination Agreement, (i) ACAH and the Company will prepare and file with the Securities and Exchange Commission (the “SEC”) a proxy statement/information statement (as amended or supplemented from time to time, the “Proxy/Information Statement”) to be sent to the Pre-Closing ACAH Stockholders relating to the ACAH Special Meeting of the Stockholders to be held to consider approval and adoption of (A) the Business Combination Agreement and the Proposed Transactions, (B) the second amended and restated certificate of incorporation of ACAH, (C) an incentive plan, (D) an employee stock purchase plan, (E) each other proposal that either the SEC or The Nasdaq Stock Market indicates is necessary in its comments, (F) any other proposals the parties deem necessary to effectuate the Business Combination, and (G) a proposal for the postponement or adjournment of the ACAH Stockholders Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (collectively, the “ACAH Proposals”) and (ii) ACAH will prepare and file with the SEC a registration statement on Form S-4 (the “Registration Statement”), in which the Proxy/Information Statement will be included as a prospectus, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of ACAH New Common Shares to be issued to the Company Stockholders pursuant to the Business Combination Agreement.

Stock Exchange Listing

ACAH will use its reasonable best efforts to cause the ACAH New Common Shares to be issued in connection with the Proposed Transactions to be approved for listing on the Nasdaq Capital Market (“Nasdaq”) at Closing (as defined in the Business Combination Agreement). Until the Closing, ACAH shall use its reasonable best efforts to keep the ACAH Common Shares and ACAH Warrants listed for trading on Nasdaq.

Representations, Warranties and Covenants

The Business Combination Agreement contains representations, warranties and covenants of each of the parties thereto that are customary for transactions of this type. ACAH has also agreed to take all action within its power as may be necessary or appropriate such that, effective immediately after the Closing, the ACAH board of directors will be composed of a total of seven directors, which directors shall include two individuals designated by ACAH and five individuals designated by the Company, and a majority of such individuals shall be determined to qualify as “independent directors” under the listing rules of Nasdaq.

Conditions to Closing

The obligations of ACAH and the Company to consummate the Business Combination are subject to certain closing conditions, including, but not limited to, (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the absence of any law or governmental order or other legal restraint or prohibition preventing the consummation of the Business Combination, (iii) the Registration Statement being declared effective under the Securities Act, (iv) the ACAH New Common Shares to be issued in connection with the Business Combination having been approved for listing on Nasdaq, (v) the approval of certain of the ACAH Proposals by ACAH’s stockholders, (vi) obtaining the Company’s written consent approving the Business Combination (the “Written Consent”) and (vii) ACAH having at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended) remaining after the Closing.

Termination

The Business Combination Agreement may be terminated under certain circumstances prior to the Closing, including, but not limited to, (i) by mutual written consent of ACAH and the Company, (ii) by the Company if ACAH breaches its representations, warranties or covenants such that the conditions set forth in the Business Combination Agreement would not be satisfied, and such party fails to cure such breach (other than for certain limited exceptions), (iii) by ACAH if the Company breaches its representations, warranties or covenants such that the conditions set forth in the Business Combination Agreement would not be satisfied, and such party fails to cure such breach (other than for certain limited exceptions), (iv) by either ACAH or the Company if the Business Combination is not consummated by May 30, 2022 (subject to extension to June 29, 2022 upon written notice by the Company to ACAH if certain closing conditions are not satisfied by May 30, 2022 and other specified closing conditions have been satisfied) (v) by either ACAH or the Company if any governmental entity issues an order or taken any other action permanently enjoining, restraining or otherwise prohibiting the Business Combination and such order or other action has become final and non-appealable, (vi) by either ACAH or the Company if certain required approvals are not obtained from the ACAH stockholders after the conclusion of a special meeting of ACAH’s stockholders held for such purpose at which such shareholders voted on such approvals, (vii) by ACAH if (A) the Transaction Support Agreement is not executed and delivered to ACAH on the day of the signing date of the Business Combination Agreement, (B) the Company’s stockholders do not deliver, within two business days of the Registration Statement being declared effective under the Securities Act, to ACAH the Written Consent, and (viii) by the Company upon any ACAH Change in Recommendation.

If the Business Combination Agreement is validly terminated, none of the parties to the Business Combination Agreement will have any liability or any further obligation under the Business Combination Agreement, other than customary confidentiality obligations, except in the case of willful Breach or fraud.

A copy of the Business Combination Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Business Combination Agreement is qualified in its entirety by reference to the full text of the Business Combination Agreement filed with this Current Report on Form 8-K. The Business Combination Agreement is included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about ACAH, the Company or the other parties thereto. In particular, the assertions embodied in representations and warranties by ACAH, the Company and Merger Sub contained in the Business Combination Agreement are qualified by information in the disclosure schedules provided by the parties in connection with the signing of the Business Combination Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Business Combination Agreement. Moreover, certain representations and warranties in the Business Combination Agreement were used for the purpose of allocating risk between the parties, rather than establishing matters as facts. Accordingly, investors and security holders should not rely on the representations and warranties in the Business Combination Agreement as characterizations of the actual state of facts about ACAH, the Company or Merger Sub.

Transaction Support Agreement

On November 30, 2021, the Supporting Company Stockholders entered into the Transaction Support Agreement pursuant to which such Supporting Company Stockholders agreed to, among other things, vote all of their shares of Company Common Shares and Company convertible notes, whether now owned or hereafter acquired (the “Subject Securities”), (i) in favor of the approval and adoption of the Business Combination Agreement and the Proposed Transactions, (ii) in favor of the conversion of the Company Preferred Shares into shares of Company Common Shares in accordance with the Business Combination Agreement, (iii) against any alternative merger, acquisition, consolidation, proposal or other similar transaction, and (iv) against any proposal, action or agreement that would impede, interfere with, delay, postpone or discourage any provision of the Transaction Support Agreement, the Business Combination Agreement or the Proposed Transactions. Additionally, such Supporting Company Stockholders have agreed, among other things, not to (a) directly or indirectly transfer any of their shares of Subject Securities (or enter into any arrangement with respect thereto) except to an affiliate of such Supporting Company Stockholder or (b) enter into any voting arrangement or other agreement that is inconsistent with the Transaction Support Agreement.

The foregoing description of the Transaction Support Agreement is qualified in its entirety by reference to the full text of the Transaction Support Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Lock-Up Agreement

At the closing of the Business Combination, directors and officers of the Company, other equityholders of the Company, Atlantic Coastal Acquisition Management LLC (the “Sponsor”), Atlantic Coastal Finance Company LLC, a special purpose entity created in connection with the loan arrangement describe below and wholly-owned subsidiary of the Sponsor (“ACF”), and current independent directors of ACAH (collectively, the “Lock-Up Securityholders”) will enter into a lock-up agreement (the “Lock-Up Agreement”) with ACAH, pursuant to which, among other things, the Lock-Up Securityholders will be restricted from transferring capital stock of the Company after closing of the Business Combination for:

(i)	In the case of directors and officers of the Company, one year after the Closing Date;

(ii)	For certain equityholders of the Company, the earlier of (A) the later of (x) 180 days after the Closing Date and (y) the date upon which the volume weighted average price of shares of the Class A common stock, par value $0.0001 per share, of ACAH (or as renamed following the consummation of the Business Combination, the “ACAH Class A Common Stock”) is equal to or greater than $15 per share on 20 trading days in any 30 trading day period and (B) one year after Closing Date;

(iii)	In the case of the Sponsor, ACF, the current independent directors of ACAH, and certain other equityholders of the Company, the earlier of (A) the later of (x) 180 days after the Closing Date and (y) the date upon which the volume weighted average price of ACAH Class A Common Stock is equal to or greater than $12 per share on 20 trading days in any 30 trading day period and (B) one year after the Closing Date, subject to certain exceptions, including those in connection with the pledge or transfer of Collateral (as defined below), and as fully described therein.

The foregoing description of the Lock-Up Agreement is subject to and qualified in its entirety by reference to the full text of the form of Lock-Up Agreement, a copy of which is included as Exhibit B to Exhibit 2.1 hereto, and the terms of which are incorporated herein by reference.

Sponsor Letter Agreement

Concurrently with the execution of the Business Combination Agreement, ACAH, the Sponsor, ACF, the Company and each of the officers and directors of ACAH, entered into the Sponsor Letter Agreement (the “Sponsor Letter Agreement”) (which amends and restates the Letter Agreement dated March 3, 2021, among ACAH and each of the then current officers and directors of ACAH), pursuant to which, among other things, the Sponsor has agreed to (i) vote in favor of the Business Combination Agreement and the transactions contemplated thereby (including the Business Combination), (ii) be bound by certain other covenants and agreements related to the Business Combination and (iii) be bound by certain transfer restrictions with respect to its shares in ACAH prior to the closing of the Business Combination, in each case, on the terms and subject to the conditions set forth in the Sponsor Letter Agreement.

The foregoing description of the Sponsor Letter Agreement is subject to and qualified in its entirety by reference to the full text of the Sponsor Letter Agreement, a copy of which is included as Exhibit 10.2 hereto, and the terms of which are incorporated herein by reference.

Registration Rights Agreement

At the closing of the Business Combination, the Sponsor, ACF, the current independent directors of ACAH, Lender (as defined below) and certain equityholders of the Company (together, the “Holders”) will enter into a registration rights agreement (the “Registration Rights Agreement”) with ACAH, pursuant to which, among other things, such Holders will be granted certain customary registration rights, subject to applicable lock-up periods. Pursuant to the Registration Rights Agreement, ACAH agreed to file a shelf registration statement with respect to the registrable securities under the Registration Rights Agreement within 60 days of the Closing. Up to twice in any 12-month period, each of the Sponsor, ACF and Lender (to the extent Lender has taken possession of any registrable securities pursuant to the Loan Agreement (as defined below)) on the one hand, and the certain equityholders of the Company on the other hand, may request to sell all or any portion of their registrable securities in an underwritten offering so long as the total offering price is reasonably expected to exceed $50,000,000. ACAH also agreed to provide customary “piggyback” registration rights. The Registration Rights Agreement also provides that ACAH will pay certain expenses relating to such registrations and indemnify the stockholders against certain liabilities.

The foregoing description of the Registration Rights Agreement is subject to and qualified in its entirety by reference to the full text of the form of Registration Rights Agreement, a copy of which is included as Exhibit A to Exhibit 2.1 hereto, and the terms of which are incorporated herein by reference.

Subscription Agreements

Concurrently with the execution of the Business Combination Agreement, ACAH entered into separate Subscription Agreements with certain investors, including, ACF, BASF Venture Capital GmbH, J. Goldman Master Fund, L.P, ACM ARRT VII C, LLC, an affiliate of Atalaya Capital Management LP (“ACM”), Jonathan Baliff, Interim Chief Financial Officer of the Company, and Apeiron Investment Group Ltd. (together, the “Subscribers”). Pursuant to the Subscription Agreements, each Subscriber agreed to subscribe for and purchase, and ACAH agreed to issue and sell to such Subscribers, on the Closing Date, an aggregate of 4,185,000 shares of ACAH New Common Shares (as may be decreased by Non-Redeemed Shares (as defined below), the “Subscriber Committed Shares”) for a purchase price of $10.00 per share, for aggregate gross proceeds of approximately $41.9 million (the “PIPE Financing”), with ACF’s Subscription Agreement accounting for $20.0 million, BASF’s Subscription Agreement accounting for $16.0 million and Mr. Baliff’s Subscription Agreement accounting for approximately $0.3 million of the PIPE Financing.

Each eligible Subscriber (which excludes ACF and its affiliates and shareholders of the Company, including BASF and Mr. Baliff) may, at its option, offset its commitment to purchase Subscriber Committed Shares against shares of ACAH Class A Common Stock that are held by such Subscriber as of five calendar days after the effectiveness of the Registration Statement, provided, among other things, such eligible Subscriber does not transfer such shares prior to the Closing Date, does not redeem such shares in connection with the Business Combination, and votes such shares in favor of the ACAH Proposals to be contained in the Registration Statement (any such shares the eligible Subscriber uses to offset its Subscriber Committed Shares, “Non-Redeemed Shares”).

The lock up periods described in the Lock-up Agreement will not apply to any shares acquired or issued in connection with the PIPE Financing. Pursuant to the Subscription Agreements, ACAH agreed that, within 60 calendar days after the Closing Date, ACAH will file with the SEC (at its sole cost and expense) a registration statement (the “S-1 Registration Statement”) registering the resale of the Subscriber Committed Shares, together with any Additional Shares that may be issued as described above, and ACAH shall use its commercially reasonable efforts to have the S-1 Registration Statement declared effective as soon as practicable after the filing thereof.

The closing of the PIPE Financing is contingent upon, among other things, the substantially concurrent consummation of the Business Combination. The Subscription Agreements include customary termination provisions, except that, in the case of ACM, if the Forward Purchase Agreement (as defined below) is terminated prior to the Pricing Date (as defined in the Forward Purchase Agreement), then the Subscription Agreement between ACAH and ACM shall also be terminated. The Subscription Agreements provide that ACAH will grant the Subscribers in the PIPE Financing certain customary registration rights.

The foregoing description of the Subscription Agreements and the PIPE Financing is subject to and qualified in its entirety by reference to the full text of the form of Subscription Agreement, a copy of a form which is attached as Exhibit 10.3 hereto and the terms of which are incorporated herein by reference.

Disclosure On Redemptions Relating to the Subscription Agreements

ACM may choose to offset its commitment to purchase Subscriber Committed Shares against shares of ACAH Class A Common Stock that are held by ACM pursuant to the terms described in the Subscription Agreement between ACM and ACAH.

Forward Purchase Agreement and Tender Offer

On November 30, 2021, ACAH and ACM entered into (i) an agreement (the “Forward Purchase Agreement”) for an OTC Equity Prepaid Forward Transaction (the “Forward Purchase Transaction”) and (ii) an agreement (the “Tender Offer Agreement”) pursuant to which ACM and ACAH will jointly commence a tender offer (the “Tender Offer”) to purchase shares of ACAH Class A Common Stock, which Tender Offer shall commence contemporaneously with the effectiveness of the Registration Statement. The Tender Offer is contemplated to constitute the redemption offer pursuant to the redemption rights set forth in Section 9.2 of ACAH’s Amended and Restated Certificate of Incorporation (the “ACAH’s A&R Charter”) in connection with the Business Combination. Under the Tender Offer Agreement, ACM shall purchase the first (a) 10,000,000 shares or (b) such lesser amount as would result in ACM owning 9.9% of the outstanding ACAH Class A Common Stock after giving effect to the Business Combination (the lesser of the two being the “Maximum Share Amount”) that are tendered by stockholders of ACAH. If less than the Maximum Share Amount is tendered to ACM in the Tender Offer, ACAH and ACM shall enter into a Subscription Agreement (the “Tender Offer Subscription Agreement”) pursuant to which ACAH shall sell to ACM the difference between the Maximum Share Amount and the number of shares purchased by ACM in the Tender Offer. The Tender Offer Subscription Agreement includes customary termination provisions, except that, if the Forward Purchase Agreement is terminated prior to the Pricing Date (as defined in the Forward Purchase Agreement), then such Tender Offer Subscription Agreement between ACAH and ACM shall also be terminated. Subject to certain exceptions, the Company, as a third-party beneficiary to the Tender Offer Agreement, shall have the right to unilaterally terminate such agreement if (i) any governmental entity shall have entered, issued, enacted or promulgated an order or taken any other action permanently enjoining, preventing, restraining, making unlawful or otherwise prohibiting the transactions contemplated by the Tender Offer Agreement and such order or other action shall have become final and non-appealable, (ii) the Business Combination Agreement is terminated, (iii) the Registration Statement is not declared effective by the SEC by the date that is 120 days after the date of the Business Combination Agreement, or (iv) the parties to the Tender Offer Agreement do not launch the Tender Offer by the date that is 120 days after the date of the Tender offer Agreement.

Subject to certain termination provisions, the Forward Purchase Agreement provides that on the 2-year anniversary of the closing of the Business Combination (such anniversary, the “Maturity Date”), ACM will sell to ACAH a specified number of shares (up to a maximum of 10,000,000 shares) of ACAH Class A Common Stock at a price (the “Forward Price”) equal to the per share redemption price of shares of ACAH Class A Common Stock calculated pursuant to Section 9.2 of ACAH’s A&R Charter (the “Redemption Price”). Immediately following the closing of the Business Combination, ACAH will pay to ACM, out of funds held in the Trust Account (as defined in ACAH’s A&R Charter), an amount equal to the Forward Price multiplied by the number of shares of ACAH Class A Common Stock underlying the Forward Purchase Transaction (the “Subject Shares”). ACM’s obligations to ACAH under the Forward Purchase Agreement shall be secured by perfected liens on (i) the proceeds of any sale or other disposition of the Subject Shares and (ii) the deposit account (the “Deposit Account”) into which such proceeds are required to be deposited. The Deposit Account will be subject to a customary deposit account control agreement in favor of ACAH. ACM’s obligations to ACAH under the Forward Purchase Agreement are guaranteed, in certain cases, by the owners of ACM in proportion to their equity interests in ACM.

The Forward Purchase Agreement also provides that, at any time, and from time to time, after the closing of the Business Combination, ACM may sell Subject Shares (or any other shares of ACAH Class A Common Stock, up to a maximum of 10,000,000 shares) at its sole discretion in one or more transactions, publicly or privately and, in connection with such sales, terminate the Forward Purchase Transaction in whole or in part in an amount corresponding to the number of Shares sold (the “Terminated Shares”) with notice required to ACAH three days prior to any full or partial termination. On the settlement date of any such early termination, ACM will pay to ACAH a price equal to the product of (i) the number of Terminated Shares and (ii) the Reset Price (which is, initially, the Redemption Price, as adjusted on the first scheduled trading day of each month following the month in which the closing of the Business Combination occurs to equal the lesser of (x) the Reset Price, as may have been adjusted prior to such day and (y) the volume weighted average price on the last scheduled trading day of the immediately preceding month, provided that the Reset Price shall not be lower than $8.00 per share); provided, further, however, that, if ACAH offers and sells ACAH Class A Common Stock in a follow-on offering registered under the Securities Act at a price lower than the Reset Price (the “Offering Price”), then the Reset Price shall be further reduced to equal the Offering Price, which may be lower than $8.00 per share. At the Maturity Date, ACM will be obligated to transfer any remaining Shares to ACAH in satisfaction of its obligations under the Forward Purchase Agreement. The effectiveness of the transactions under the Forward Purchase Agreement is subject to the condition that the Tender Offer Agreement shall be in full force and effect.

The foregoing description is only a summary of the Forward Purchase Agreement and the Tender Offer Agreement and is qualified in its entirety by reference to the full text of each agreement, which are filed as Exhibits 10.4 and 10.5 hereto, respectively, and incorporated by reference herein. The Forward Purchase Agreement and the Tender Offer Agreement are each included as an exhibit to this Current Report on Form 8-K in order to provide investors and security holders with material information regarding their terms and the transaction. They are not intended to provide any other factual information about ACAH or ACM and its affiliates. The representations, warranties and covenants contained in each of the Forward Purchase Agreement and the Tender Offer Agreement were made only for purposes of such agreements; are solely for the benefit of the parties to such agreements; may have been made for the purposes of allocating contractual risk between the parties to such agreements instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of ACAH or ACM and its affiliates.

Disclosure On Redemptions Relating to the Forward Purchase Agreement

Pursuant to the terms of the Forward Purchase Agreement, ACM has agreed to waive any redemption rights of certain shares under ACAH’s A&R Charter that would require redemption by ACAH of ACAH Class A Common Stock. Such waiver may reduce the number of shares of ACAH Class A Common Stock redeemed in connection with the Business Combination, which reduction could alter the perception of the potential strength of the Business Combination.

The foregoing descriptions of the Forward Purchase Agreement and the Tender Offer Agreement are subject to and qualified in their entirety by reference to the full text of such respective agreements, copies of which are included as Exhibit 10.4 and Exhibit 10.5, respectively, to this Current Report on Form 8-K, and incorporated herein by reference.

Loan and Security Agreement

On November 30, 2021, ACF entered into a Loan and Security Agreement (the “Loan Agreement”) with Cantor Fitzgerald Securities, an affiliate of one of the placement agents for the PIPE Financing (the “Lender”), pursuant to which ACF shall obtain a term loan in the amount of $20 million (the “Loan”) to fund the purchase of its subscription of 2,000,000 ACAH New Common Shares (the “ACF Subscription”) under its Subscription Agreement with ACAH immediately prior to the Closing Date. The Loan will mature on the one-year anniversary of the Closing Date and interest will accrue to and is scheduled to be paid on such anniversary. The conditions for funding of the Loan are customary for transactions of this type. At the time of funding of the Loan, ACAH shall pay the Lender a fee of $4,500,000, which fee was approved by ACAH at its sole discretion for the benefit of ACF.

The Loan shall be secured by, among other things, (i) 8,425,000 shares of ACAH Class A Common Stock (following the conversion of the 8,425,000 founder shares that are held by Sponsor and the transfer of those shares to ACF in connection with the Loan Agreement prior to the funding of the Loan) and (ii) 2,000,000 of ACAH New Common Shares from the ACF Subscription (the “Collateral”). The Loan is subject to mandatory prepayment, in whole or in part, in the event of any of the following: (i) a suspension of or limitation imposed on trading by Nasdaq on any scheduled trading day (whether by reason of movements in price exceeding limits permitted by Nasdaq or otherwise) relating to the shares of ACAH Class A Common Stock, (ii) if there is a sale or disposition of the Collateral by ACF or (iii) the loan-to-value ratio in connection with the Collateral is greater than 40% (“LTV Ratio”), such that prepayment is required to the extent necessary for continued compliance with the LTV Ratio. Transfers of the Collateral into the open market are permitted under the Lock-Up Agreement, Sponsor Support Agreement and the Loan Agreement and may occur in the following cases, subject to other applicable restrictions: (i) the sale of any of the Collateral, to the extent necessary, for prepayment for continued compliance with the LTV Ratio and (ii) the transfer of the Collateral from ACF to Lender in connection with an event of default under the Loan Agreement (including the failure to pay the Loan at maturity), such that the transfer restrictions applicable to ACF in connection with the Collateral shall not be applicable to Lender. The Loan Agreement contains representations and warranties, covenants and events of default customary for transactions of this type, except that the events of default also include an event of default based on a breach of the Registration Rights Agreement by ACAH, including failure by ACAH to (i) file a resale registration statement covering the Collateral within 90 days of the Closing Date and (ii) have such resale registration statement declared effective within 180 days of the Closing Date.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The securities of ACAH that may be issued in connection with the Subscription Agreements will not be registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01.	Regulation FD Disclosure.

The information set forth below under this Item 7.01, including the exhibits attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Press Release

Attached as Exhibit 99.1 to this Report is the press release issued by the parties related to the Proposed Transactions.

Investor Meetings

Attached as Exhibit 99.2 to this Report is the form of investor presentation to be used by ACAH in presentations for certain of ACAH’s stockholders and other persons.

Important Information and Where to Find It

In connection with the Proposed Transactions, ACAH intends to file the Registration Statement on Form S-4, with the SEC, which will include the Proxy/Information Statement to be distributed to holders of ACAH’s common stock in connection with ACAH’s solicitation of proxies for the vote by ACAH’s stockholders with respect to the Proposed Transactions and other matters as described in the Registration Statement, a prospectus relating to the offer of the securities to be issued to stockholders in connection with the Proposed Transactions, and an information statement to Company’s stockholders regarding the Proposed Transactions. After the Registration Statement has been filed and declared effective, ACAH will mail a definitive proxy statement/prospectus, when available, to its stockholders. Investors and security holders and other interested parties are urged to read the proxy statement/prospectus, any amendments thereto and any other documents filed with the SEC carefully and in their entirety when they become available because they will contain important information about ACAH, the Company and the Proposed Transactions. When available, investors and security holders may obtain free copies of the Proxy/Information Statement and definitive proxy statement/prospectus and other documents filed with the SEC by ACAH through the website maintained by the SEC at http://www.sec.gov, or by directing a request to: Atlantic Coastal Acquisition Corp., 6 St Johns Lane, Floor 5 New York, NY 10013.

Participants in the Solicitation

ACAH and the Company and their respective directors and certain of their respective executive officers and other members of management and employees may be considered participants in the solicitation of proxies with respect to the Proposed Transactions. Information about the directors and executive officers of ACAH is set forth in its Registration Statement on Form S-1 filed with the SEC on February 11, 2021, as amended. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Registration Statement and other relevant materials to be filed with the SEC regarding the Proposed Transactions when they become available. Stockholders, potential investors and other interested persons should read the Registration Statement carefully when it becomes available before making any voting or investment decisions. When available, these documents can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Forward-Looking Statements

This Current Report on Form 8-K includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe”, “project”, “expect”, “anticipate”, “estimate”, “intend”, “strategy”, “future”, “opportunity”, “plan”, “may”, “should”, “will”, “would”, “will be”, “will continue”, “will likely result” or similar expressions. that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations, ACAH’s ability to enter into definitive agreements or consummate a transaction with the Company; ACAH’s ability to obtain the financing necessary consummate the Proposed Transactions; and the expected timing of completion of the Proposed Transactions. These statements are based on various assumptions and on the current expectations of ACAH’s and the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of ACAH and the Company. These forward looking statements are subject to a number of risks and uncertainties, including general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the outcome of judicial proceedings to which the Company is, or may become a party; the inability of the parties to enter into definitive agreements or successfully or timely consummate the Proposed Transactions or to satisfy the other conditions to the closing of the Proposed Transactions, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company; the risk that the approval of the stockholders of ACAH for the Proposed Transactions is not obtained; failure to realize the anticipated benefits of the Proposed Transactions, including as a result of a delay in consummating the Proposed Transaction or difficulty in, or costs associated with, integrating the businesses of ACAH and the Company; the amount of redemption requests made by ACAH’s stockholders; the occurrence of events that may give rise to a right of one or both of ACAH and the Company to terminate the Business Combination Agreement; risks related to the rollout of the Company’s business and the timing of expected business milestones; the effects of competition on the Company’s future business; and those factors discussed in ACAH’s Registration Statement on Form S-1 filed with the SEC on February 11, 2021, as amended, and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021, June 30, 2021 and September 30, 2021 under the heading “Risk Factors,” and other documents of ACAH filed, or to be filed, with the SEC. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither ACAH nor the Company presently know or that ACAH and the Company currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect ACAH’s and the Company’s expectations, plans or forecasts of future events and views as of the date of this Current Report on Form 8-K. ACAH and the Company anticipate that subsequent events and developments will cause their assessments to change. However, while ACAH and the Company may elect to update these forward-looking statements at some point in the future, ACAH and the Company specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing ACAH’s or the Company’s assessments as of any date subsequent to the date of this Current Report on Form 8-K. Accordingly, undue reliance should not be placed upon the forward-looking statements. Neither ACAH nor the Company gives any assurance that either ACAH or the Company, or the combined company, will achieve its objectives.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Business Combination Agreement, dated as of November 30, 2021, by and among ACAH, Merger Sub and the Company.
10.1	Transaction Support Agreement, dated as of November 30, 2021, by and among ACAH, the Company, and Supporting Company Stockholders.
10.2	Sponsor Letter Agreement, dated as of November 30, 2021, by and among ACAH, the Company, the Sponsor, ACF and directors and officers of ACAH.
10.3	Form of Subscription Agreement.
10.4	Forward Purchase Agreement, dated as of November 30, 2021, by and between ACAH and ACM.
10.5	Tender Offer Agreement, dated as of November 30, 2021, by and between ACAH and ACM.
99.1	Press Release, dated December 1, 2021.
99.2	Form of Investor Presentation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC COASTAL ACQUISITION CORP.

	By:	/s/ Shahraab Ahmad
		Name:	Shahraab Ahmad
		Title:	Chief Executive Officer

Dated: December 1, 2021